Exhibit 99.1

PRESS RELEASECorporate Headquarters

400 South Hope Street

25th Floor

Los Angeles, CA 90071

www.cbre.com

FOR IMMEDIATE RELEASE

For further information:
Brad BurkeSteve Iaco Investor RelationsMedia Relations 215.921.7436212.984.6535

CBRE GROUP, INC. REPORTS DOUBLE-DIGIT

THIRD-QUARTER 2018 REVENUE AND EARNINGS GROWTH

GAAP EPS up 47% to $0.85

Adjusted EPS up 22% to $0.79

Revenue up 13% (15% local currency)

Fee Revenue up 13% (14% local currency)

Los Angeles, CA – November 1, 2018 — CBRE Group, Inc. (NYSE:CBRE) today reported strong financial results for the third quarter ended September 30, 2018.

“We continue to deliver double-digit increases on the top- and bottom-lines,” said Bob Sulentic, president and chief executive officer of CBRE. “Our strong growth this quarter was driven by gains across major parts of our business – notably, global leasing, occupier outsourcing, mortgage origination and development services.

We also continued to make significant strategic gains. The reorganization we are planning will give CBRE an enhanced focus on our business line capabilities around the world and greater operational and cost efficiency. Our  new Hana flexible space solutions initiative allows us to deliver a service that is in strong and rapidly increasing demand. This service evolved from a tremendous amount of interaction with – and encouragement from – our clients. Our deep relationships with property investors and occupiers, and what we have learned from our workplace experience service, CBRE 360, position us well to succeed with this new offering.”

Looking ahead, Mr. Sulentic said: “While investors have clearly been concerned about the effects of higher interest rates and trade tensions, commercial real estate fundamentals have been resilient in the face of higher rates, and escalating trade tensions do not appear to be impacting our overall business. However, continued escalation could impact business sentiment, most notably for select markets in Asia, which, combined, typically represent approximately 2% of our adjusted EBITDA.”

Given its strong performance year-to-date and a favorable business outlook, CBRE anticipates full-year 2018 adjusted earnings-per-share coming in at the high end of its guidance, which was increased last quarter to a range of $3.10 to $3.20.

CBRE Press Release

November 1, 2018

Third-Quarter 2018 Results1

•

Revenue for the third quarter totaled $5.3 billion, an increase of 13% (15% local currency2). Fee revenue[3] rose 13% (14% local currency) to $2.6 billion. Organic fee revenue[3] growth was 9% (10% local currency).

•

On a GAAP basis, net income increased 46% to $290.5 million, while earnings per diluted share increased 47% to $0.85 per share. Adjusted net income[4] for the third quarter of 2018 rose 21% to $270.0 million, while adjusted earnings per diluted share improved 22% to $0.79 per share.

•

The adjustments to GAAP net income for the third quarter of 2018 included the removal of a one-time $92.6 million (pre-tax) non-cash gain associated with remeasuring CBRE’s investment in an unconsolidated subsidiary in New England to fair value as of the date the company acquired the remaining controlling interest. This gain was partially offset by $28.2 million (pre-tax) of non-cash acquisition-related depreciation and amortization, $12.8 million (pre-tax) of severance expenses related to the reorganization, $8.9 million (pre-tax) of costs incurred in connection with a litigation settlement relating to activities that occurred nearly a decade ago, $6.1 million (pre-tax) of integration and other costs related to acquisitions, $4.0 million (pre-tax) of net carried interest incentive compensation expense to align with the timing of associated revenue, and a net tax adjustment of $12.2 million associated with the aforementioned pre-tax adjustments.

•

EBITDA[5] increased 28% (29% local currency) to $524.3 million and adjusted EBITDA increased 12% (same local currency) to $463.4 million. Adjusted EBITDA margin on fee revenue was 17.7% for the three months ended September 30, 2018.

Third-Quarter 2018 Segment and Business Line Review

The following tables present highlights of CBRE segment performance during the third quarter of 2018 (dollars in thousands):

	Americas			EMEA			APAC
		% Change from Q3 2017			% Change from Q3 2017			% Change from Q3 2017
	Q3 2018	USD	LC	Q3 2018	USD	LC	Q3 2018	USD	LC
Revenue	$3,280,722	12%	12%	$1,331,436	22%	23%	$529,982	6%	9%
Fee revenue	1,543,485	14%	14%	660,517	15%	15%	298,195	4%	8%
EBITDA	322,895	35%	36%	78,373	9%	9%	41,393	-4%	-1%
Adjusted EBITDA	255,813	7%	8%	78,671	9%	10%	41,393	-4%	-1%

	Global Investment Management			Development Services (6)
		% Change from Q3 2017			% Change from Q3 2017
	Q3 2018	USD	LC	Q3 2018	USD	LC
Revenue	$93,061	1%	1%	$25,753	60%	60%
EBITDA	4,699	-74%	-75%	76,976	105%	105%
Adjusted EBITDA	10,555	-55%	-55%	76,976	105%	105%

Revenue growth in the combined regional services business remained strong, particularly in the Americas and EMEA (Europe, the Middle East & Africa). In EMEA, revenue rose 22% (23% local currency), with notable growth in Germany, Italy, Spain and the United Kingdom. Americas revenue increased 12% (same local currency), paced by a 14% gain in the United States. APAC (Asia Pacific) revenue climbed 6% (9% local currency), led by Greater China, India and Singapore.

For the combined regional services business, fee revenue rose 13% (14% local currency) and adjusted EBITDA increased 6% (7% local currency). Adjusted EBITDA margin on fee revenue for the combined

CBRE Press Release

November 1, 2018

regional services business declined one percentage point versus the third quarter of 2017 to 15.0%. The majority of the decline was driven by incremental investments which the company outlined at the beginning of the year and is consistent with its guidance. Adjusted EBITDA margins on fee revenue for the regional services business would have been approximately 40 basis points higher absent the impact of all foreign currency effects and the acquisition of lower margin, but typically high-growth outsourcing businesses. The company continues to expect positive operating leverage in its combined regional services business in 2019.

The leasing business paced revenue growth with a 17% (18% local currency) gain, as all three global regions produced double-digit increases. The Americas led the way with an 18% (19% local currency) increase (15% organic growth), with strong performance across the region. EMEA was also very strong, with France and the United Kingdom driving a 17% (18% local currency) gain for the region. APAC rose 12% (16% local currency), led by Australia, Greater China and India.

Occupier outsourcing revenue rose by double-digits globally, as CBRE continued to capture a significant share of the growing trend toward outsourcing real estate and facilities services. On a global basis, both revenue and fee revenue increased 15% (16% local currency), with all three regions producing mid-teens fee revenue growth in local currency.

Combined revenue from the capital markets businesses – property sales and commercial mortgage origination – rose 7% (8% local currency). Commercial mortgage origination activity was once again especially strong with revenue up 22% (same local currency).

Global property sales revenue rose 4% (5% local currency). The primary driver was EMEA, which saw a 24% (same local currency) revenue jump, as Germany, Ireland, Spain and the United Kingdom all posted double-digit increases. Americas sales revenue was up 2% (same local currency), paced by a 7% gain in the United States. APAC revenue fell 9% (5% local currency) versus a difficult comparison with the third quarter of 2017.

Recurring revenue from loan servicing activities continued to grow robustly, rising 21% (same local currency). The loan servicing portfolio totaled approximately $196 billion at the end of the third quarter – up 19% from the same period in 2017.

Property management services produced increases of 5% (7% local currency) in revenue and 7% (8% local currency) in fee revenue, supported by continued double-digit growth in outsourced investment accounting and reporting services.

Valuation revenue rose 6% (7% local currency), buoyed by recruiting efforts and productivity gains.

Combined adjusted EBITDA for CBRE’s real estate investment businesses (Global Investment Management and Development Services) rose 44% (same local currency). The Development Services business generated outsized growth from larger-than-usual property sales (reported in equity income from unconsolidated subsidiaries and gains on disposition of real estate).

•

The in-process Development Services portfolio increased to a record $8.8 billion, up $0.8 billion from second-quarter 2018, reflecting the continued conversion of pipeline activity. The pipeline decreased by $0.3 billion during the third quarter to $3.6 billion.

•	Global Investment Management assets under management (AUM) totaled $104.5 billion, up $2.8 billion in the third quarter of 2018 from second-quarter 2018 ($3.3 billion in local currency).

CBRE Press Release

November 1, 2018

CBRE completed four acquisitions in the third quarter, highlighted by the purchase of the remaining 50% interest in its longstanding joint venture company, CBRE/New England, the leading provider of commercial real estate services in Boston and throughout New England.

Nine-Month 2018 Results1

•

Revenue for the nine months ended September 30, 2018 totaled $15.0 billion, an increase of 15% (13% local currency). Fee revenue also rose 15% (13% local currency) to $7.4 billion. Organic fee revenue growth was 12% (10% local currency).

•

On a GAAP basis, net income increased 24% to $669.4 million, while earnings per diluted share increased 23% to $1.95 per share. Adjusted net income for the first nine months of 2018 rose 18% to $708.7 million, while adjusted earnings per diluted share improved 16% to $2.06 per share.

•

The adjustments to GAAP net income for the nine months ended September 30, 2018 included the removal of a one-time $92.6 million (pre-tax) non-cash gain associated with remeasuring CBRE’s investment in an unconsolidated subsidiary in New England to fair value as of the date the company acquired the remaining controlling interest and a $4.5 million (pre-tax) reversal of net carried interest incentive compensation expense to align with the timing of associated revenue. These items were offset by $86.6 million (pre-tax) of non-cash acquisition-related depreciation and amortization, a $28.0 million (pre-tax) write-off of financing costs related to the redemption in March 2018 of $800 million principal amount of the company’s 5% bonds due in 2023, $12.8 million (pre-tax) of severance expenses related to the reorganization, $8.9 million (pre-tax) of costs incurred in connection with a litigation settlement relating to activities that occurred nearly a decade ago, $6.1 million (pre-tax) of integration and other costs related to acquisitions, and a net tax benefit of $6.4 million associated with the aforementioned pre-tax adjustments. The adjustments also included a $0.5 million net charge[7] attributable to an update to the provisional estimated tax impact of the 2017 Tax Cuts and Jobs Act, which was initially recorded in the fourth quarter of 2017.

•

EBITDA increased 17% (15% local currency) to $1.3 billion and adjusted EBITDA rose 9% (8% local currency) to $1.3 billion. Adjusted EBITDA margin on fee revenue was 16.8% for the nine months ended September 30, 2018.

Conference Call Details

The company’s third quarter earnings conference call will be held today (Thursday, November 1, 2018) at 8:30 a.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the company’s website at www.cbre.com/investorrelations.

The direct dial-in number for the conference call is 877-407-8037 for U.S. callers and 201-689-8037 for international callers. A replay of the call will be available starting at 1:00 p.m. Eastern Time on November 1, 2018, and will be available for one week following the event. The dial-in number for the replay is 877‑660‑6853 for U.S. callers and 201-612-7415 for international callers. The access code for the replay is 13683689. A transcript of the call will be available on the company’s Investor Relations website at www.cbre.com/investorrelations.

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services and investment firm (based on 2017 revenue). The company has more than 80,000 employees (excluding affiliates), and serves real estate investors and occupiers through approximately 450 offices (excluding affiliates)

CBRE Press Release

November 1, 2018

worldwide. CBRE offers a broad range of integrated services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com.

The information contained in, or accessible through, the company’s website is not incorporated into this press release.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum, operations, financial performance (including adjusted earnings per share), market share, investment levels and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic and business conditions, particularly in geographies where our business may be concentrated; volatility and disruption of the securities, capital and credit markets, interest rate increases, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate or long-term contractual commitments and other factors affecting the value of real estate assets, inside and outside the United States; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant movements in average cap rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; our ability to diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to maintain EBITDA and adjusted EBITDA margins that enable us to continue investing in our platform and client service offerings; our ability to control costs relative to revenue growth; economic volatility and market uncertainty globally related to uncertainty surrounding the implementation and effect of the United Kingdom’s referendum to leave the European Union, including uncertainty in relation to the legal and regulatory framework that would apply to the United Kingdom and its relationship with the remaining members of the European Union; foreign currency fluctuations; our ability to retain and incentivize key personnel; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate synergistic and accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; the ability of our Global Investment Management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; the ability of our wholly-owned subsidiary, CBRE Capital Markets, Inc., to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; variations in historically customary seasonal patterns that cause our business not to perform as expected; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; liabilities under guarantees, or for construction defects, that we incur in our Development Services business; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; changes in domestic and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, as well as the anti-corruption laws and trade sanctions of the U.S. and other countries; our ability to maintain our effective tax rate, including during 2018 as we continue to assess the provisional amount recorded based upon our best estimate of the tax impact of the Tax Cuts and Jobs Act (Tax Act) enacted into law on December 22, 2017 in accordance with our understanding of the Tax Act and the related guidance available; changes in applicable tax or accounting requirements, including the impact of any subsequent additional regulation or guidance associated with the Tax Act; and the effect of implementation of new accounting rules and standards (including new lease accounting guidance which will be effective in the first quarter of 2019).

CBRE Press Release

November 1, 2018

Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.

The terms “fee revenue,” “organic fee revenue,” “adjusted net income,” “adjusted earnings per share” (or adjusted EPS), “EBITDA” and “adjusted EBITDA,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

Note – CBRE has not reconciled the (non-GAAP) adjusted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to items related to acquisitions, reorganization costs, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

1  We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.

2  Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.

3  Fee revenue is gross revenue less both client reimbursed costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients. Organic fee revenue for the three months ended September 30, 2018 further excludes contributions from all acquisitions completed after third-quarter 2017. Organic fee revenue for the nine months ended September 30, 2018 further excludes contributions from: (i) all acquisitions completed after first-quarter 2017 for the three months ended March 31, 2018; (ii) all acquisitions completed after the second-quarter of 2017 for the three months ended June 30, 2018; and (iii) all acquisitions completed after the third-quarter of 2017 for the three months ended September 30, 2018.

4  Adjusted net income and adjusted earnings per share (or adjusted EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes for such charges. Adjustments during the periods presented included the removal of a one-time non-cash gain associated with remeasuring CBRE’s  investment in an unconsolidated subsidiary in New England to fair value as of the date it acquired the remaining controlling interest,  non-cash depreciation and amortization expense related to certain assets attributable to acquisitions, write-off of financing costs on extinguished debt, costs associated with our planned reorganization, costs incurred in connection with a litigation settlement, integration and other costs related to acquisitions and certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue. Adjustments for the nine months ended September 30, 2018 also included an update to the provisional estimated tax impact of U.S. tax reform initially recorded in the fourth quarter of 2017.

5  EBITDA represents earnings before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization. Amounts shown for adjusted EBITDA further remove (from EBITDA) the impact of  a one-time non-cash gain associated with remeasuring CBRE’s investment in an unconsolidated subsidiary in New England to fair value as of the date it acquired the remaining controlling interest, costs associated with our planned reorganization, costs incurred in connection with a litigation settlement, integration and other costs related to acquisitions, and certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue.

6  Revenue in the Development Services segment does not include equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interest. EBITDA includes equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense.

7  In December 2017, the Securities and Exchange Commission (SEC) staff issued Staff Accounting Bulletin No. 118 (SAB 118), Income Tax Accounting Implications of the Tax Cuts and Jobs Act (Tax Act), which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. The net charge in the first quarter

CBRE Press Release

November 1, 2018

of 2018 related to an update of the net provision associated with the Tax Act based upon our reasonable estimates and interpretation of the Tax Act. We consider certain aspects of this charge to be provisional and the impact may change due to additional guidance that may be issued by the U.S. Government as well as ongoing analysis of our data and assumptions we have made. Our accounting for the effects of the Tax Act is expected to be completed within the measurement period provided by SAB 118.

CBRE Press Release

November 1, 2018

CBRE GROUP, INC.

OPERATING RESULTS

FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(Dollars in thousands, except share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
		(As Adjusted) (1)		(As Adjusted) (1)
Revenue:
Fee revenue	$2,621,011	$2,328,361	$7,433,510	$6,463,164
Pass through costs also recognized as revenue	2,639,943	2,310,235	7,612,830	6,665,969
Total revenue	5,260,954	4,638,596	15,046,340	13,129,133

Costs and expenses:
Cost of services	4,098,904	3,598,279	11,677,613	10,154,296
Operating, administrative and other	859,085	704,950	2,417,602	2,024,191
Depreciation and amortization	113,484	102,591	335,048	297,014
Total costs and expenses	5,071,473	4,405,820	14,430,263	12,475,501

Gain on disposition of real estate (2)	236	6,180	12,565	18,863

Operating income	189,717	238,956	628,642	672,495

Equity income from unconsolidated subsidiaries (2)	126,840	67,834	263,040	158,236
Other income	95,515	1,768	95,244	9,069
Interest income	1,231	3,129	6,341	6,967
Interest expense	26,651	34,483	82,394	103,923
Write-off of financing costs on extinguished debt	—	—	27,982	—
Income before provision for income taxes	386,652	277,204	882,891	742,844
Provision for income taxes	94,963	77,072	211,446	200,778
Net income	291,689	200,132	671,445	542,066
Less: Net income attributable to non-controlling interests (2)	1,220	1,044	2,021	4,181
Net income attributable to CBRE Group, Inc.	$290,469	$199,088	$669,424	$537,885

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.86	$0.59	$1.97	$1.59
Weighted average shares outstanding for basic income per share	339,477,316	337,948,324	339,151,807	337,280,914

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.85	$0.58	$1.95	$1.58
Weighted average shares outstanding for diluted income per share	343,733,947	341,186,431	343,267,240	340,502,432

EBITDA	$524,336	$410,105	$1,319,953	$1,132,633
Adjusted EBITDA	$463,408	$415,239	$1,250,522	$1,147,102

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.
(2)

Equity income from unconsolidated subsidiaries and gain on disposition of real estate, less net income attributable to non-controlling interests, includes income of $119.6 million and $68.3 million for the three months ended September 30, 2018 and 2017, respectively, and $252.3 million and $155.3 million for the nine months ended September 30, 2018 and 2017, respectively, attributable to Development Services but does not include significant related compensation expense (which is included in operating, administrative and other expenses). In the Development Services segment, related equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense, are all included in EBITDA.

CBRE Press Release

November 1, 2018

CBRE GROUP, INC.

SEGMENT RESULTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30, 2018
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$1,543,485	$660,517	$298,195	$93,061	$25,753	$2,621,011
Pass through costs also recognized as revenue	1,737,237	670,919	231,787	—	—	2,639,943
Total revenue	3,280,722	1,331,436	529,982	93,061	25,753	5,260,954

Costs and expenses:
Cost of services	2,628,119	1,070,288	400,497	—	—	4,098,904
Operating, administrative and other	427,959	183,509	88,287	90,946	68,384	859,085
Depreciation and amortization	84,825	19,718	5,202	3,617	122	113,484
Total costs and expenses	3,140,903	1,273,515	493,986	94,563	68,506	5,071,473

Gain on disposition of real estate	—	—	—	—	236	236

Operating income (loss)	139,819	57,921	35,996	(1,502)	(42,517)	189,717

Equity income from unconsolidated subsidiaries	2,621	774	195	3,892	119,358	126,840
Other income (loss)	95,630	(15)	—	(100)	—	95,515
Less: Net income (loss) attributable to non-controlling interests	—	25	—	1,208	(13)	1,220
Add-back: Depreciation and amortization	84,825	19,718	5,202	3,617	122	113,484

EBITDA	322,895	78,373	41,393	4,699	76,976	524,336

Adjustments:
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	(92,624)	—	—	—	—	(92,624)
Reorganization costs (1)	10,574	298	—	1,896	—	12,768
Costs incurred in connection with litigation settlement	8,868	—	—	—	—	8,868
Integration and other costs related to acquisitions	6,100	—	—	—	—	6,100
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	3,960	—	3,960

Adjusted EBITDA	$255,813	$78,671	$41,393	$10,555	$76,976	$463,408

(1)	Represents severance costs related to headcount reductions in connection with our planned reorganization announced in the third quarter of 2018 that will become effective January 1, 2019.

CBRE Press Release

November 1, 2018

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2017

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30, 2017 (As Adjusted) (1)
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$1,357,338	$576,827	$285,963	$92,122	$16,111	$2,328,361
Pass through costs also recognized as revenue	1,582,294	511,872	216,069	—	—	2,310,235
Total revenue	2,939,632	1,088,699	502,032	92,122	16,111	4,638,596

Costs and expenses:
Cost of services	2,364,102	858,047	376,130	—	—	3,598,279
Operating, administrative and other	340,219	158,756	82,706	76,347	46,922	704,950
Depreciation and amortization	73,768	17,539	4,657	6,082	545	102,591
Total costs and expenses	2,778,089	1,034,342	463,493	82,429	47,467	4,405,820

Gain on disposition of real estate	—	—	—	—	6,180	6,180

Operating income (loss)	161,543	54,357	38,539	9,693	(25,176)	238,956

Equity income from unconsolidated subsidiaries	3,295	399	111	1,895	62,134	67,834
Other income (loss)	455	(95)	—	1,408	—	1,768
Less: Net income (loss) attributable to non-controlling interests	—	55	—	1,010	(21)	1,044
Add-back: Depreciation and amortization	73,768	17,539	4,657	6,082	545	102,591

EBITDA	239,061	72,145	43,307	18,068	37,524	410,105

Adjustments:
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	5,134	—	5,134

Adjusted EBITDA	$239,061	$72,145	$43,307	$23,202	$37,524	$415,239

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.

CBRE Press Release

November 1, 2018

CBRE GROUP, INC.

SEGMENT RESULTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30, 2018
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$4,245,052	$1,954,504	$850,770	$315,698	$67,486	$7,433,510
Pass through costs also recognized as revenue	5,026,321	1,873,638	712,871	—	—	7,612,830
Total revenue	9,271,373	3,828,142	1,563,641	315,698	67,486	15,046,340

Costs and expenses:
Cost of services	7,409,141	3,079,906	1,188,566	—	—	11,677,613
Operating, administrative and other	1,167,856	568,484	257,365	258,152	165,745	2,417,602
Depreciation and amortization	243,499	58,841	14,872	17,101	735	335,048
Total costs and expenses	8,820,496	3,707,231	1,460,803	275,253	166,480	14,430,263

Gain on disposition of real estate	—	—	—	—	12,565	12,565

Operating income (loss)	450,877	120,911	102,838	40,445	(86,429)	628,642

Equity income from unconsolidated subsidiaries	14,154	1,250	424	7,228	239,984	263,040
Other income (loss)	98,561	47	—	(3,364)	—	95,244
Less: Net (loss) income attributable to non-controlling interests	—	(789)	—	2,615	195	2,021
Add-back: Depreciation and amortization	243,499	58,841	14,872	17,101	735	335,048

EBITDA	807,091	181,838	118,134	58,795	154,095	1,319,953

Adjustments:
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	(92,624)	—	—	—	—	(92,624)
Reorganization costs (1)	10,574	298	—	1,896	—	12,768
Costs incurred in connection with litigation settlement	8,868	—	—	—	—	8,868
Integration and other costs related to acquisitions	6,100	—	—	—	—	6,100
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(4,543)	—	(4,543)

Adjusted EBITDA	$740,009	$182,136	$118,134	$56,148	$154,095	$1,250,522

(1)	Represents severance costs related to headcount reductions in connection with our planned reorganization announced in the third quarter of 2018 that will become effective January 1, 2019.

CBRE Press Release

November 1, 2018

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30, 2017 (As Adjusted) (1)
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$3,756,588	$1,606,725	$778,106	$274,451	$47,294	$6,463,164
Pass through costs also recognized as revenue	4,649,173	1,402,625	614,171	—	—	6,665,969
Total revenue	8,405,761	3,009,350	1,392,277	274,451	47,294	13,129,133

Costs and expenses:
Cost of services	6,726,030	2,376,264	1,052,002	—	—	10,154,296
Operating, administrative and other	1,013,524	466,238	229,715	199,178	115,536	2,024,191
Depreciation and amortization	214,061	51,954	13,360	16,006	1,633	297,014
Total costs and expenses	7,953,615	2,894,456	1,295,077	215,184	117,169	12,475,501

Gain on disposition of real estate	—	—	—	—	18,863	18,863

Operating income (loss)	452,146	114,894	97,200	59,267	(51,012)	672,495

Equity income from unconsolidated subsidiaries	13,157	1,218	161	7,187	136,513	158,236
Other income (loss)	1,494	(72)	—	7,647	—	9,069
Less: Net (loss) income attributable to non-controlling interests	—	(105)	—	4,254	32	4,181
Add-back: Depreciation and amortization	214,061	51,954	13,360	16,006	1,633	297,014

EBITDA	680,858	168,099	110,721	85,853	87,102	1,132,633

Adjustments:
Integration and other costs related to acquisitions	17,139	9,794	418	—	—	27,351
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(12,882)	—	(12,882)

Adjusted EBITDA	$697,997	$177,893	$111,139	$72,971	$87,102	$1,147,102

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.

CBRE Press Release

November 1, 2018

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)	Fee revenue
(ii)	Organic fee revenue
(iii)	Net income attributable to CBRE Group, Inc., as adjusted (which we also refer to as “adjusted net income”)
(iv)	Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (which we also refer to as “adjusted earnings per share” or “adjusted EPS”)
(v)	EBITDA and adjusted EBITDA

These measures are not recognized measurements under United States generally accepted accounting principles, or “GAAP.”  When analyzing our operating performance, investors should use them in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.

Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.

With respect to fee revenue and organic fee revenue:  the company believes that investors may find these measures useful to analyze the financial performance of our Occupier Outsourcing and Property Management business lines and our business generally. Fee revenue excludes costs reimbursable by clients, and as such provides greater visibility into the underlying performance of our business. Organic fee revenue for the three months ended September 30, 2018 further excludes contributions from all acquisitions completed after third-quarter 2017. Organic fee revenue for the nine months ended September 30, 2018 further excludes contributions from: (i) all acquisitions completed after first-quarter 2017 for the three months ended March 31, 2018; (ii) all acquisitions completed after the second-quarter of 2017 for the three months ended June 30, 2018; and (iii) all acquisitions completed after the third-quarter of 2017 for the three months ended September 30, 2018.

With respect to adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA:  the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions—and in the case of EBITDA and adjusted EBITDA—the effects of financings and income tax and the accounting effects of capital spending. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of EBITDA and adjusted EBITDA, these measures are not intended to be measures of free cash flow for our management’s discretionary use because they do not consider cash requirements such as tax and debt service payments. The EBITDA and adjusted EBITDA measures calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments. The company also uses adjusted EBITDA and adjusted EPS as significant components when measuring our operating performance under our employee incentive compensation programs.

Net income attributable to CBRE Group, Inc., as adjusted (or adjusted net income), and diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (or adjusted EPS), are calculated as follows (dollars in thousands, except share data):

CBRE Press Release

November 1, 2018

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
		(As Adjusted) (1)		(As Adjusted) (1)

Net income attributable to CBRE Group, Inc.	$290,469	$199,088	$669,424	$537,885

Plus / minus:
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	(92,624)	—	(92,624)	—
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	28,202	28,211	86,611	82,526
Write-off of financing costs on extinguished debt	—	—	27,982	—
Reorganization costs (2)	12,768	—	12,768	—
Costs incurred in connection with litigation settlement	8,868	—	8,868	—
Integration and other costs related to acquisitions	6,100	—	6,100	27,351
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	3,960	5,134	(4,543)	(12,882)
Tax impact of adjusted items	12,217	(10,203)	(6,388)	(33,448)
Impact of U.S. tax reform	—	—	548	—

Net income attributable to CBRE Group, Inc. shareholders, as adjusted	$269,960	$222,230	$708,746	$601,432

Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted	$0.79	$0.65	$2.06	$1.77

Weighted average shares outstanding for diluted income per share	343,733,947	341,186,431	343,267,240	340,502,432

EBITDA and adjusted EBITDA, are calculated as follows (dollars in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
		(As Adjusted) (1)		(As Adjusted) (1)

Net income attributable to CBRE Group, Inc.	$290,469	$199,088	$669,424	$537,885

Add:
Depreciation and amortization	113,484	102,591	335,048	297,014
Interest expense	26,651	34,483	82,394	103,923
Write-off of financing costs on extinguished debt	—	—	27,982	—
Provision for income taxes	94,963	77,072	211,446	200,778
Less:
Interest income	1,231	3,129	6,341	6,967

EBITDA	524,336	410,105	1,319,953	1,132,633

Adjustments:
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	(92,624)	—	(92,624)	—
Reorganization costs (2)	12,768	—	12,768	—
Costs incurred in connection with litigation settlement	8,868	—	8,868	—
Integration and other costs related to acquisitions	6,100	—	6,100	27,351
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	3,960	5,134	(4,543)	(12,882)

Adjusted EBITDA	$463,408	$415,239	$1,250,522	$1,147,102

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.
(2)	Represents severance costs related to headcount reductions in connection with our planned reorganization announced in the third quarter of 2018 that will become effective January 1, 2019.

Revenue includes client reimbursed pass through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients, both of which are excluded from fee revenue. Organic fee revenue for the three months ended September 30, 2018 further excludes contributions from all acquisitions completed after third-quarter

CBRE Press Release

November 1, 2018

2017. Organic fee revenue for the nine months ended September 30, 2018 further excludes contributions from: (i) all acquisitions completed after first-quarter 2017 for the three months ended March 31, 2018; (ii) all acquisitions completed after the second-quarter of 2017 for the three months ended June 30, 2018; and (iii) all acquisitions completed after the third-quarter of 2017 for the three months ended September 30, 2018. Reconciliations are shown below (dollars in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
		(As Adjusted) (1)		(As Adjusted) (1)
Organic Fee Revenue
Consolidated fee revenue (1)	$2,621,011	$2,328,361	$7,433,510	$6,463,164
Less: Acquisitions	(78,974)		(173,302)

Organic fee revenue	$2,542,037		$7,260,208

Occupier Outsourcing
Fee revenue (2)	$730,061	$632,256	$2,204,755	$1,812,968
Plus: Pass through costs also recognized as revenue	2,484,719	2,159,980	7,147,671	6,222,027

Revenue (2)	$3,214,780	$2,792,236	$9,352,426	$8,034,995

Property Management
Fee revenue (2)	$148,246	$138,265	$446,556	$397,327
Plus: Pass through costs also recognized as revenue	155,224	150,255	465,159	443,942

Revenue (2)	$303,470	$288,520	$911,715	$841,269

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.
(2)	Excludes associated leasing and sales revenue.

CBRE Press Release

November 1, 2018

CBRE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	September 30,	December 31,
	2018	2017
		(As Adjusted) (1)
Assets:
Cash and cash equivalents (2)	$550,468	$751,774
Restricted cash	77,470	73,045
Receivables, net	3,410,744	3,112,289
Warehouse receivables (3)	1,598,021	928,038
Property and equipment, net	702,428	617,739
Goodwill and other intangibles, net	5,046,567	4,653,852
Investments in and advances to unconsolidated subsidiaries	195,322	238,001
Other assets, net	1,396,096	1,343,658

Total assets	$12,977,116	$11,718,396

Liabilities:
Current liabilities, excluding debt	$3,761,037	$3,802,154
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (3)	1,579,740	910,766
Revolving credit facility	141,000	—
Senior term loans, net	744,060	193,475
4.875% senior notes, net	592,575	591,972
5.25% senior notes, net	422,619	422,423
5.00% senior notes, net	—	791,733
Other debt	4,753	24
Other long-term liabilities	958,941	831,235

Total liabilities	8,204,725	7,543,782

Equity:
CBRE Group, Inc. stockholders' equity	4,712,956	4,114,496
Non-controlling interests	59,435	60,118

Total equity	4,772,391	4,174,614

Total liabilities and equity	$12,977,116	$11,718,396

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.
(2)	Includes $100.0 million and $123.8 million of cash in consolidated funds and other entities not available for company use as of September 30, 2018 and December 31, 2017, respectively.
(3)	Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.